Exhibit 99.1

Applied Optoelectronics Reports Second Quarter 2025 Results

Sugar Land, Texas, August 7, 2025 – Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”), a leading provider of advanced optical and HFC networking products that power the internet, today announced financial results for its second quarter ended June 30, 2025.

“We’re pleased to deliver revenue and gross margin in line with our expectations,” said Dr. Thompson Lin, AOI’s Founder, President and Chief Executive Officer. “While EPS came in below our expectations primarily due to elevated operating expenses, the inherent strength of our business fundamentals was apparent with strong year-over-year top line growth and gross margin expansion. The increase in our operating expenses is a direct result of strategic investments in R&D and SG&A expenses driven by increased business activity, including new customer qualification efforts for 800G and 1.6Tb transceivers, which are already translating into higher levels of customer engagement and near-term future revenue opportunities. During the quarter, we saw steady growth in our datacenter business, and we continued to see strong demand in our CATV business. We made positive steps forward in our 800G qualification efforts following the approval of our Taiwan factory for 800G product production from one of our major hyperscale customers. We’re approaching what we believe are the final stages for securing 800G product qualification and continue to believe that we will produce meaningful shipments of 800G products sometime in the second half of 2025.”

“Our performance continues to be driven by strength in both our datacenter and CATV businesses, underscoring the strategic value of our diversified revenue streams,” said Dr. Stefan Murry, AOI’s Chief Financial Officer and Chief Strategy Officer. “We made good progress on increasing production in both our US and Taiwan locations, and we continue to expect to exit this year with a production capacity of over 100,000 units of 800G transceivers per month, with 40% of this production being done in the US. We have continued to enhance our resilience by broadening our manufacturing capabilities and scaling our production capacity, and believe these steps position us for long-term success.”

Second Quarter 2025 Financial Summary

•	GAAP revenue was $103.0 million, compared with $43.3 million in the second quarter of 2024 and $99.9 million in the first quarter of 2025.

•	GAAP gross margin was 30.3%, compared with 22.1% in the second quarter of 2024 and 30.6% in the first quarter of 2025. Non-GAAP gross margin was 30.4%, compared with 22.5% in the second quarter of 2024 and 30.7% in the first quarter of 2025.

•	GAAP net loss was $9.1 million, or $0.16 per basic share, compared with net loss of $26.1 million, or $0.66 per basic share in the second quarter of 2024, and a net loss of $9.2 million, or $0.18 per basic share in the first quarter of 2025.

•	Non-GAAP net loss was $8.8 million, or $0.16 per basic share, compared with non-GAAP net loss of $10.9 million, or $0.28 per basic share in the second quarter of 2024, and a non-GAAP net loss of $0.9 million, or $0.02 per basic share in the first quarter of 2025.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

1

Third Quarter 2025 Business Outlook (+)

For third quarter of 2025, the company currently expects:

•	Revenue in the range of $115 million to $127 million.
•	Non-GAAP gross margin in the range of 29.5% to 31.0%.
•	Non-GAAP net income in the range of a loss of $5.9 million to a loss of $2.0 million, and non-GAAP income per share in the range of a loss of $0.10 to a loss of $0.03 using approximately 62.3 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors today, August 7, 2025 to discuss its second quarter 2025 financial results and outlook for its third quarter 2025 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. This call will be open to the public, and investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 7484245.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the third quarter of 2025 and the remainder of 2025. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

2

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation and related expenses, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense and related expenses, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses), and losses from the disposal of idle assets, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q2 2025 and Q2 2024 are employee severance expenses (if any), legal expenses associated with litigation and certain legal and advisory expenses associated with purchase termination or patent protection (if any). Also included in our non-recurring expenses in Q2 2024, but not in Q2 2025, is management's adjustment for unrealized loss on certain aged accounts receivable. In computing our non-GAAP income tax benefit (expense), we have applied an annual effective tax rate for the year to date and applied it to our net income before income taxes. Our adjusted EBITDA is calculated by excluding depreciation expense, non-GAAP tax benefit (expense), and interest (income) expense, as well as the items excluded from non-GAAP net income (loss), from our GAAP net loss. Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative).

We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss), GAAP total gross profit, GAAP earnings (loss), and GAAP earnings (loss) per share for Q2 2025 to our non-GAAP net income (loss), non-GAAP total gross profit, Adjusted EBITDA, and earnings (loss) per share, respectively, is provided below, together with corresponding reconciliations for Q2 2024.

Non-GAAP measures should not be considered as an alternative to gross profit, net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, loss (gain) from disposal of idle assets, and changes in the fair value of our convertible notes. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

3

About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical and Hybrid Fiber-Coax (HFC) networking products that are the building blocks for AI datacenters, CATV and broadband fiber access networks around the world. AOI supplies this critical infrastructure to tier-one customers across cloud computing, CATV broadband, telecom, and FTTH markets. The company has R&D facilities in Atlanta, GA, and engineering and manufacturing facilities at its corporate headquarters in Sugar Land, TX, as well as in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

4

Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$87,195	$79,133
Accounts Receivable, Net	211,452	116,801
Inventories	138,867	88,135
Prepaid Expenses and Other Current Assets	20,824	17,199
Total Current Assets	458,338	301,268

Property, Plant And Equipment, Net	269,386	219,235
Land Use Rights, Net	4,798	4,837
Operating Right of Use Asset	22,106	9,646
Intangible Assets, Net	3,639	3,680
Other Assets	38,583	8,366
TOTAL ASSETS	$796,850	$547,032

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$132,962	$104,969
Bank Acceptance Payable	32,107	19,259
Accrued Expenses	27,686	22,091
Current Lease Liability-Operating	1,905	1,380
Current Portion of Notes Payable and Long Term Debt	22,183	22,370
Total Current Liabilities	216,843	170,069
Convertible Senior Notes	133,936	134,497
Other Long-Term Liabilities	21,090	13,354
TOTAL LIABILITIES	371,869	317,920

STOCKHOLDERS' EQUITY
Common Stock	62	49
Additional Paid-in Capital	893,927	683,462
Cumulative Translation Adjustment	1,113	(2,548)
Retained Earnings	(470,121)	(451,851)
TOTAL STOCKHOLDERS' EQUITY	424,981	229,112

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$796,850	$547,032

5

Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
CATV	$56,019	$5,818	$120,520	$14,554
Datacenter	44,791	34,352	76,841	63,338
Telecom	1,940	2,379	4,876	4,648
Other	202	721	574	1,403
Total Revenue	102,952	43,270	202,811	83,943

Total Cost of Goods Sold	71,790	33,708	141,105	66,790

Total Gross Profit	31,162	9,562	61,706	17,153

Operating Expenses:
Research and Development	20,612	13,078	38,422	24,790
Sales and Marketing	8,135	5,910	13,492	9,707
General and Administrative	18,391	16,818	34,706	30,545
Total Operating Expenses	47,138	35,806	86,620	65,042

Operating Loss	(15,976)	(26,244)	(24,914)	(47,889)

Other Income (Expense):
Interest Income	286	93	511	353
Interest Expense	(818)	(1,693)	(1,752)	(3,369)
Other Income (Expense), net	7,410	1,729	7,885	1,620
Total Other Income (Expense):	6,878	129	6,644	(1,396)

Net loss before Income Taxes	(9,098)	(26,115)	(18,270)	(49,285)
Income Tax Expense	–	–	–	–
Net loss	$(9,098)	$(26,115)	$(18,270)	$(49,285)
Net loss per share attributable to common stockholders
basic	$(0.16)	$(0.66)	$(0.34)	$(1.27)
diluted	$(0.16)	$(0.66)	$(0.34)	$(1.27)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	56,772	39,365	53,426	38,864
diluted	56,772	39,365	53,426	38,864

6

Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP total gross profit (a)	$31,162	$9,562	$61,706	$17,153
Share-based compensation expense	94	137	177	239
Non-recurring expense	41	32	41	38
Non-GAAP total gross profit (a)	$31,297	$9,731	$61,924	$17,430

GAAP net loss	$(9,098)	$(26,115)	$(18,270)	$(49,285)
Share-based compensation expense	3,164	6,058	5,726	8,897
Non-cash expenses associated with discontinued products	1,073	1,061	2,118	2,089
Amortization of intangible assets	110	100	218	229
Non-recurring (income) expense	862	1,576	1,255	2,099
Unrealized exchange loss (gain)	(5,278)	(107)	(5,061)	276
Tax (benefit) expense related to the above	337	6,571	4,325	12,807
Non-GAAP net loss	$(8,830)	$(10,856)	$(9,689)	$(22,888)

GAAP net loss	$(9,098)	$(26,115)	$(18,270)	$(49,285)
Share-based compensation expense	3,164	6,058	5,726	8,897
Non-cash expenses associated with discontinued products	1,073	1,061	2,118	2,089
Amortization of intangible assets	110	100	218	229
Non-recurring expense (income)	862	1,576	1,255	2,099
Unrealized exchange loss (gain)	(5,278)	(107)	(5,061)	276
Depreciation expense	5,217	3,907	9,790	7,743
Interest (income) expense, net	532	1,600	1,241	3,016
Adjusted EBITDA	$(3,418)	$(11,920)	$(2,983)	$(24,936)

GAAP diluted net loss per share	$(0.16)	$(0.66)	$(0.34)	$(1.27)
Share-based compensation expense	0.06	0.15	0.11	0.23
Non-cash expenses associated with discontinued products	0.02	0.02	0.04	0.05
Amortization of intangible assets	–	–	–	0.01
Non-recurring (income) expense	0.01	0.04	0.02	0.05
Unrealized exchange loss (gain)	(0.10)	–	(0.09)	0.01
Non-GAAP tax benefit	0.01	0.17	0.08	0.33
Non-GAAP diluted net loss per share	$(0.16)	$(0.28)	$(0.18)	$(0.59)

Shares used to compute diluted loss per share	56,772	39,365	53,426	38,864
Shares used to compute diluted earnings per share	56,772	39,365	53,426	38,864

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

7